SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 4, 2002
(To Prospectus dated December 14, 2001)


                              CWABS MASTER TRUST
                       (for the Series 2002-B Subtrust)
                                    Issuer

                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer



         Revolving Home Equity Loan Asset Backed Notes, Series 2002-B

                              ------------------



The notes represent
obligations of the
CWABS Master Trust                     The Notes
for the Series 2002-B
Subtrust only and not of               o  This supplement relates to the offering of the notes of the series referenced
any other series trust of                 above. This supplement does not contain complete information about the
the CWABS Master                          offering of the notes. Additional information is contained in the prospectus
Trust and do not                          supplement dated March 4, 2002, prepared in connection with the offering
represent an interest in                  of the notes of the series referenced above, as supplemented by the
or obligation of                          supplements to the prospectus supplement dated March 4, 2002, June 27,
CWABS, Inc.,                              2002, August 27, 2002 and September 3, 2002, and in the prospectus of the
Countrywide Home                          depositor dated December 14, 2001. You are urged to read this supplement,
Loans, Inc., or any of                    the prospectus supplement, the supplements described above and the
their affiliates.                         prospectus in full.

This supplement may be                 o  As of June 15, 2004, the note principal balance of the notes was
used to offer and sell the                $561,131,255.
notes only if
accompanied by the
prospectus supplement
and the prospectus.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

July 7, 2004

                   DESCRIPTION OF THE MORTGAGE LOANS

     As of June 1, 2004 (the "Reference Date"), the total number of mortgage loans included in the mortgage loan pool was approximately 24,765 mortgage loans having an aggregate principal balance of approximately $573,780,914.

     The following table summarizes the delinquency and foreclosure experience of the mortgage loans as of the Reference Date.


                                                            As of June 1, 2004


Total Number of Mortgage Loans................................ 24,765
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
       30-59 days........................................................0.48%
       60-89 days........................................................0.20%
       90 days or more (excluding pending foreclosures)..................0.35%
                                                                         -----
       Total Delinquencies...............................................1.03%
                                                                         =====
Foreclosures Pending.....................................................0.09%
                                                                         -----
Total Delinquencies and foreclosures pending.............................1.12%
                                                                         =====

---------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Nineteen (19) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                   SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Inc. ("Countrywide ") will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide, changed its name to Countrywide Financial Corporation.

     At March 31, 2004 Countrywide provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2004 Countrywide provided servicing for approximately

$22.425 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                         As of December 31, 2001          As of December 31, 2002                 As of December 31, 2003
                    ------------------------------   ---------------------------------    -----------------------------------
                      Principal                        Principal                               Principal
                       Balance         Percentage       Balance            Percentage           Balance           Percentage
                    ----------------- ------------   -------------------  ------------    -------------------   -------------
Portfolio.......... $5,479,012,451.54      --        $ 10,640,766,181.58       --         $ 18,965,891,972.70          --
Delinquency
percentage
  30-59 Days....... $   28,456,872.07     0.52%      $     42,864,688.91      0.40%       $     61,283,288.31         0.32%
  60-89 Days.......      7,555,089.12     0.14             10,661,957.76      0.10              15,962,355.26         0.08
  90+ Days.........     21,422,742.71     0.39             19,421,702.11      0.18              37,736,971.30         0.20
                    ----------------- ------------   -------------------  ------------    -------------------   -------------
     Total......... $   57,434,703.90     1.05%      $     72,948,348.78      0.69%       $    114,982,614.87         0.61%
Foreclosure Rate... $    3,142,409.33     0.06%      $      6,603,778.76      0.06%       $      4,984,448.78         0.03%
Bankruptcy Rate.... $   12,681,563.87     0.23%      $     43,053,210.55      0.40%       $     41,137,908.75         0.22%


                            As of March 31, 2004
                     --------------------------------
                         Principal
                          Balance         Percentage
                     ------------------  ------------
Portfolio..........  $22,333,207,661.90        --
Delinquency
percentage
  30-59 Days.......  $    59,352,029.43       0.27%
  60-89 Days.......       18,587,153.64       0.08
  90+ Days.........       39,087,363.00       0.18
                     ------------------  ------------
     Total.........  $   117,026,546.07       0.52%
Foreclosure Rate...  $     9,562,067.83       0.04%
Bankruptcy Rate....  $    48,076,090.11       0.22%


                      DESCRIPTION OF THE NOTES

     The notes will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes
- Application of Interest Collections." The notes are allocated principal payments as described in the Prospectus Supplement under "Description of the Notes - Payments on the Notes - Payments of Principal Collections."

     As of June 15, 2004, the Note Principal Balance of the notes was $561,131,255. For additional information with respect to the notes, see "Description of the Notes" in the Prospectus Supplement.

Reports to Noteholders

     The June 2004 monthly statement that is available each month to noteholders via the indenture trustee's internet website is included herein as
Exhibit 2.

THE NOTE INSURER

     Financial Guaranty Insurance Company is the Note Insurer as described in the Prospectus Supplement. See "The Note Insurer" in the Prospectus Supplement.

     On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC ") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

     Financial Guaranty Insurance Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC "). You may review these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Guaranty Insurance Company's SEC filings are also available to the public at the SEC's website at http://www.sec.gov.



                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the initial issuance of the notes, Sidley Austin Brown & Wood LLP ("Tax Counsel") issued an opinion to the effect that upon their sale for cash or property by the corporate affiliate to unrelated parties (which sale has since been consummated), for U.S. federal income tax purposes, the notes will be treated as debt and neither the trust estate nor any portion of the trust estate will be treated as a corporation. This opinion is based on the assumption that the parties will comply with the indenture as in effect at the time of the initial issuance. The opinion of Tax Counsel, however, does not bind the courts or the IRS and, therefore, does not guarantee that the IRS would not take different positions or that a court would not agree with the IRS.

     Prospective investors in the notes should consider carefully the income tax consequences of an investment in the notes discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences. References to "the transaction" and "this transaction" in the Prospectus Supplement are references to the initial issuance of the notes.

                                  OTHER TAXES

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the notes. ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                             ERISA CONSIDERATIONS

     Prospective investors in the notes should carefully consider the ERISA consequences of an investment in the notes discussed under "ERISA Considerations" in the prospectus and the prospectus supplement and should consult their own advisors with respect to those consequences. As described in the prospectus supplement, a prospective investor in the notes that is, or is investing on behalf of or with plan assets of, a Plan, will be deemed to make certain representations.

                                    RATINGS

     The notes are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc. in connection with offers and sales relating to market making transactio ns in the notes in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

Summary of Loans in Mortgage Pool                                                            Range
(As of the Reference Date)                                                                   -----

Aggregate Principal Balance                                    $573,780,914
Aggregate Credit Limit                                         $873,323,361

Weighted Average Loan Rate                                             5.68%           2.25%    to       10.38%
Weighted Average Gross Margin                                          1.70%          -1.75%    to        6.38%
Weighted Average Maximum Mortgage Rate                                17.89%           8.75%    to       24.00%
Average Principal Balance                                            $23,169              $0    to     $600,000
Average Credit Limit                                                 $35,264          $5,000    to   $1,000,000
Weighted Average Scheduled Remaining Term (months)                       268              85    to          277
Weighted Average Combined Loan-to-Value Ratio                         81.88%          11.08%    to      100.00%
Average Credit Limit Utilization Rate                                 65.70%           0.00%    to      100.00%
Weighted Average FICO Credit Score                                      718


Loan Programs

                                                                                                                 Percentage of
                                                     Number of               Aggregate Unpaid         Reference Date Aggregate
Loan Programs                                   Mortgage Loans               Principal Balance               Principal Balance
------------------------------------------------------------------------------------------------------------------------------
5Yr Draw, 5Yr Repay                                         55                       $692,052                             0.12 %
5Yr Draw, 10Yr Repay                                        17                       $538,695                             0.09
10Yr Draw, 10Yr Repay                                      554                     $9,853,319                             1.72
10Yr Draw, 15Yr Repay                                   23,028                   $539,640,496                            94.05
10Yr Draw, 15.2Yr Repay                                    992                    $20,172,273                             3.52
15Yr Draw, 0Yr Repay                                        34                       $819,421                             0.14
15Yr Draw, 10Yr Repay                                       85                     $2,064,659                             0.36
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------


Principal Balances

                                                                                                                 Percentage of
Range of                                             Number of               Aggregate Unpaid         Reference Date Aggregate
Principal Balances ($)                          Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                       7,386                    $21,922,798                             3.82 %
$ 10,000.01 to $ 20,000                                  7,114                   $107,363,884                            18.71
$ 20,000.01 to $ 30,000                                  4,774                   $119,194,140                            20.77
$ 30,000.01 to $ 40,000                                  2,096                    $72,908,810                            12.71
$ 40,000.01 to $ 50,000                                  1,296                    $58,721,335                            10.23
$ 50,000.01 to $ 60,000                                    581                    $31,947,144                             5.57
$ 60,000.01 to $ 70,000                                    386                    $25,179,215                             4.39
$ 70,000.01 to $ 80,000                                    281                    $21,053,610                             3.67
$ 80,000.01 to $ 90,000                                    182                    $15,506,485                             2.70
$ 90,000.01 to $100,000                                    240                    $23,179,924                             4.04
$100,000.01 to $125,000                                    133                    $15,005,717                             2.62
$125,000.01 to $150,000                                    122                    $17,231,009                             3.00
$150,000.01 to $175,000                                     37                     $6,040,512                             1.05
$175,000.01 to $200,000                                     37                     $7,061,442                             1.23
$200,000.01 to $225,000                                     14                     $2,971,262                             0.52
$225,000.01 to $250,000                                     15                     $3,579,464                             0.62
$250,000.01 to $275,000                                     13                     $3,429,871                             0.60
$275,000.01 to $300,000                                     20                     $5,884,986                             1.03
$300,000.01 to $325,000                                      8                     $2,480,793                             0.43
$325,000.01 to $350,000                                      7                     $2,364,718                             0.41
$350,000.01 to $375,000                                      1                       $373,158                             0.07
$375,000.01 to $400,000                                      2                       $774,298                             0.13
$400,000.01 to $425,000                                      3                     $1,245,883                             0.22
$425,000.01 to $450,000                                      1                       $450,000                             0.08
$450,000.01 to $475,000                                      5                     $2,315,454                             0.40
$475,000.01 to $500,000                                      9                     $4,445,000                             0.77
$525,000.01 to $550,000                                      1                       $550,000                             0.10
$575,000.01 to $600,000                                      1                       $600,000                             0.10
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------





Loan Rates

                                                                                                                 Percentage of
Range of Loan                                        Number of               Aggregate Unpaid         Reference Date Aggregate
Rates (%)                                       Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
2.001 - 2.500                                                1                        $49,952                             0.01 %
2.501 - 3.000                                                3                        $90,835                             0.02
3.501 - 4.000                                            3,320                    $98,095,545                            17.10
4.001 - 4.500                                            3,275                    $91,295,608                            15.91
4.501 - 5.000                                              279                    $13,152,274                             2.29
5.001 - 5.500                                            1,750                    $36,686,229                             6.39
5.501 - 6.000                                            5,776                    $96,183,467                            16.76
6.001 - 6.500                                            5,321                   $122,048,199                            21.27
6.501 - 7.000                                            1,737                    $39,378,265                             6.86
7.001 - 7.500                                            2,012                    $49,827,383                             8.68
7.501 - 8.000                                              691                    $13,657,149                             2.38
8.001 - 8.500                                              241                     $5,164,445                             0.90
8.501 - 9.000                                              329                     $7,663,120                             1.34
9.001 - 9.500                                               18                       $192,672                             0.03
9.501 - 10.000                                               2                        $12,816                             0.00
10.001 - 10.500                                             10                       $282,957                             0.05
10.501 - 11.000                                              7                        155,390                             0.01
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------



Months Remaining to Maturity

                                                                                                                 Percentage of
Months Remaining to                                  Number of               Aggregate Unpaid         Reference Date Aggregate
Maturity                                        Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
85 - 96                                                     55                       $692,052                             0.12
145 - 156                                                   51                     $1,358,116                             0.24
193 - 204                                                   10                       $119,408                             0.02
205 - 216                                                  544                     $9,733,911                             1.70
217 - 228                                                    1                        $15,309                             0.00
229 - 240                                                    3                       $113,359                             0.02
253 - 264                                                  363                     $9,590,650                             1.67 %
265 - 276                                               23,734                   $552,079,195                            96.22
277 - 288                                                    4                        $78,914                             0.01
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------





Combined Loan-to-Value Ratios

                                                                                                                 Percentage of
Range of                                             Number of               Aggregate Unpaid         Reference Date Aggregate
Combined Loan-to-Value Ratios                   Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
10.01-20.00                                                 11                       $768,825                             0.13 %
20.01-30.00                                                165                     $5,859,355                             1.02
30.01-40.00                                                323                     $9,796,482                             1.71
40.01-50.00                                                632                    $19,940,326                             3.48
50.01-60.00                                              1,020                    $24,386,440                             4.25
60.01-70.00                                              2,397                    $65,843,034                            11.48
70.01-80.00                                              3,761                    $96,854,992                            16.88
80.01-90.00                                              9,702                   $185,134,741                            32.27
90.01-100.00                                             6,754                   $165,196,718                            28.79
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------




Geographic Distribution

                                                                                                                 Percentage of
                                                     Number of               Aggregate Unpaid         Reference Date Aggregate
State                                           Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
Alabama                                                    503                     $9,996,703                             1.74 %
Alaska                                                      47                     $1,357,242                             0.24
Arizona                                                    993                    $20,765,372                             3.62
California                                               4,004                   $128,361,205                            22.37
Colorado                                                 1,225                    $34,928,165                             6.09
Connecticut                                                202                     $5,423,452                             0.95
Delaware                                                    45                       $897,310                             0.16
District Of Columbia                                         9                       $444,015                             0.08
Florida                                                  1,577                    $30,596,607                             5.33
Georgia                                                    974                    $21,305,774                             3.71
Hawaii                                                     169                     $5,208,251                             0.91
Idaho                                                      373                     $7,516,815                             1.31
Illinois                                                   992                    $20,172,273                             3.52
Indiana                                                    529                     $9,571,154                             1.67
Iowa                                                       167                     $2,879,568                             0.50
Kansas                                                     329                     $5,762,481                             1.00
Kentucky                                                   184                     $4,332,448                             0.76
Louisiana                                                  280                     $5,102,017                             0.89
Maine                                                       80                     $1,664,273                             0.29
Maryland                                                   375                     $7,993,857                             1.39
Massachusetts                                              442                    $11,249,536                             1.96
Michigan                                                 1,307                    $27,473,987                             4.79
Minnesota                                                  270                     $5,767,888                             1.01
Mississippi                                                108                     $2,131,381                             0.37
Missouri                                                   510                     $8,873,158                             1.55
Montana                                                    135                     $2,337,465                             0.41





Geographic Distribution (Continued)

                                                                                                                 Percentage of
                                                     Number of               Aggregate Unpaid         Reference Date Aggregate
State                                           Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
Nebraska                                                    77                     $1,281,537                             0.22
Nevada                                                     329                     $7,198,624                             1.25
New Hampshire                                              143                     $3,363,941                             0.59
New Jersey                                                 651                    $15,586,255                             2.72
New Mexico                                                 232                     $4,652,340                             0.81
New York                                                   642                    $17,343,961                             3.02
North Carolina                                             762                    $15,323,924                             2.67
North Dakota                                                27                       $555,124                             0.10
Ohio                                                       934                    $16,219,316                             2.83
Oklahoma                                                   378                     $6,943,061                             1.21
Oregon                                                     399                     $9,667,358                             1.68
Pennsylvania                                               902                    $17,649,651                             3.08
Rhode Island                                                38                       $453,240                             0.08
South Carolina                                             266                     $5,987,979                             1.04
South Dakota                                                45                       $745,671                             0.13
Tennessee                                                  556                     $9,981,287                             1.74
Texas                                                       36                       $643,527                             0.11
Utah                                                       602                    $14,341,377                             2.50
Vermont                                                     17                       $362,615                             0.06
Virginia                                                   467                     $9,305,848                             1.62
Washington                                                 950                    $24,630,250                             4.29
West Virginia                                               59                       $840,528                             0.15
Wisconsin                                                  337                     $6,094,110                             1.06
Wyoming                                                     87                     $2,496,992                             0.44
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------





Range of Credit Scores for the Mortgage Loans

                                                                                                                 Percentage of
Range of                                             Number of               Aggregate Unpaid         Reference Date Aggregate
Credit Scores                                   Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
841 - 850                                                    2                          $0.00                          0.00 %
821 - 840                                                   95                    $881,741.16                          0.15
801 - 820                                                  762                 $11,346,485.21                          1.98
781 - 800                                                 2257                 $42,418,022.84                          7.39
761 - 780                                                 3269                 $63,508,839.90                         11.07
741 - 760                                                 3389                 $72,000,293.63                         12.55
721 - 740                                                 3588                 $83,997,440.89                         14.64
701 - 720                                                 3848                 $98,680,084.99                         17.20
681 - 700                                                 2832                 $72,100,806.74                         12.57
661 - 680                                                 2581                 $71,490,649.54                         12.46
641 - 660                                                 1168                 $31,488,468.42                          5.49
621 - 640                                                  869                 $22,460,378.50                          3.91
601 - 620                                                   80                  $2,739,844.83                          0.48
581 - 600                                                   16                    $435,047.30                          0.08
561 - 580                                                    2                    $100,034.00                          0.02
541 - 560                                                    2                     $51,739.82                          0.01
Missing                                                      5                     $81,036.13                          0.01
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------




Property Type

                                                                                                                 Percentage of
                                                     Number of               Aggregate Unpaid         Reference Date Aggregate
Property Types                                  Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                 19,923                   $461,190,672                            80.38 %
Planned Unit Development                                 3,283                    $80,817,266                            14.09
Low-Rise Condominium                                     1,367                    $26,674,621                             4.65
2-4 Family Residence                                       192                     $5,098,354                             0.89
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------





Gross Margin
                                                                                                                 Percentage of
Range of Gross                                       Number of               Aggregate Unpaid         Reference Date Aggregate
Margins (%)                                     Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
Less than 0.0                                                2                        $57,159                             0.01 %
0.000                                                    3,305                    $98,501,683                            17.17
0.001 - 0.250                                              380                    $14,264,102                             2.49
0.251 - 0.500                                            2,790                    $74,137,394                            12.92
0.501 - 0.750                                              104                     $5,792,382                             1.01
0.751 - 1.000                                              163                     $7,568,380                             1.32
1.001 - 1.250                                            1,145                    $25,028,009                             4.36
1.251 - 1.500                                              624                    $12,067,441                             2.10
1.501 - 1.750                                              402                     $8,619,552                             1.50
1.751 - 2.000                                            5,339                    $86,752,105                            15.12
2.001 - 2.250                                            1,780                    $35,704,403                             6.22
2.251 - 2.500                                            3,499                    $85,202,618                            14.85
2.501 - 2.750                                              246                     $6,735,367                             1.17
2.751 - 3.000                                            1,527                    $32,815,841                             5.72
3.001 - 3.250                                              302                     $4,460,375                             0.78
3.251 - 3.500                                            1,755                    $46,551,116                             8.11
3.501 - 3.750                                              660                    $13,550,530                             2.36
3.751 - 4.000                                               85                     $1,374,627                             0.24
4.001 - 4.250                                              200                     $4,197,736                             0.73
4.251 - 4.500                                               56                     $1,294,003                             0.23
4.501 - 4.750                                              285                     $7,206,378                             1.26
4.751 - 5.000                                               83                     $1,382,571                             0.24
5.001 - 5.250                                                3                        $35,483                             0.01
5.251 - 5.500                                               17                       $174,350                             0.03
5.501 - 5.750                                                3                        $24,351                             0.00
6.001 - 6.250                                                9                       $247,978                             0.04
6.251 - 6.500                                                1                        $34,978                             0.01
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------



Credit Limit Utilization Rates
                                                                                                                 Percentage of
Range of Credit Limit                                Number of               Aggregate Unpaid         Reference Date Aggregate
Utilization Rates (%)                           Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
0.00%                                                    3,991                         $5,613                             0.00 %
0.01% - 10.00%                                             405                     $1,115,874                             0.19
10.01% - 20.00%                                            480                     $3,501,987                             0.61
20.01% - 30.00%                                            537                     $5,860,831                             1.02
30.01% - 40.00%                                            636                    $10,304,860                             1.80
40.01% - 50.00%                                            754                    $13,625,878                             2.37
50.01% - 60.00%                                            896                    $19,392,100                             3.38
60.01% - 70.00%                                          1,089                    $26,314,062                             4.59
70.01% - 80.00%                                          1,493                    $37,491,111                             6.53
80.01% - 90.00%                                          2,513                    $64,102,764                            11.17
90.01% - 100.00%                                        11,971                   $392,065,835                            68.33
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------






Maximum Loan Rates

                                                                                                                 Percentage of
Maximum                                              Number of               Aggregate Unpaid         Reference Date Aggregate
Loan Rates (%)                                  Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
8.75                                                         2                        $26,590                             0.00 %
16                                                         762                    $15,323,924                             2.67
17                                                       1,613                    $31,240,134                             5.44
18                                                      22,375                   $526,826,963                            91.82
21                                                          10                       $282,957                             0.05
24                                                           3                        $80,346                             0.01
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
------------------------------------------------------------------------------------------------------------------------------



Credit Limits
                                                                                                                 Percentage of
Range of Credit                                      Number of               Aggregate Unpaid         Reference Date Aggregate
Limits ($)                                      Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
$ 0.00 to $ 10,000                                       1,468                     $8,174,362                             1.42 %
$ 10,000.01 to $ 20,000                                  8,309                    $89,696,867                            15.63
$ 20,000.01 to $ 30,000                                  6,443                   $120,311,992                            20.97
$ 30,000.01 to $ 40,000                                  2,773                    $70,416,414                            12.27
$ 40,000.01 to $ 50,000                                  2,307                    $67,921,571                            11.84
$ 50,000.01 to $ 60,000                                    733                    $29,769,241                             5.19
$ 60,000.01 to $ 70,000                                    525                    $24,959,515                             4.35
$ 70,000.01 to $ 80,000                                    469                    $23,449,672                             4.09
$ 80,000.01 to $ 90,000                                    270                    $15,235,923                             2.66
$ 90,000.01 to $100,000                                    701                    $37,026,392                             6.45
$100,000.01 to $125,000                                    160                    $11,762,454                             2.05
$125,000.01 to $150,000                                    253                    $22,589,175                             3.94
$150,000.01 to $175,000                                     46                     $4,661,951                             0.81
$175,000.01 to $200,000                                     87                     $9,210,385                             1.61
$200,000.01 to $225,000                                     26                     $2,978,886                             0.52
$225,000.01 to $250,000                                     38                     $4,872,889                             0.85
$250,000.01 to $275,000                                     25                     $3,284,868                             0.57
$275,000.01 to $300,000                                     47                     $7,631,257                             1.33
$300,000.01 to $325,000                                      7                     $1,600,725                             0.28
$325,000.01 to $350,000                                     15                     $3,112,654                             0.54
$350,000.01 to $375,000                                      7                     $1,586,282                             0.28
$375,000.01 to $400,000                                      9                     $1,266,722                             0.22
$400,000.01 to $425,000                                      1                             $0                             0.00
$425,000.01 to $450,000                                      4                       $511,345                             0.09
$450,000.01 to $475,000                                      1                       $450,088                             0.08
$475,000.01 to $500,000                                     33                     $9,175,572                             1.60
$550,000.01 to $575,000                                      1                       $178,941                             0.03
$575,000.01 to $600,000                                      1                       $600,000                             0.10
$600,000.01 to $625,000                                      1                             $0                             0.00
$875,000.01 to $900,000                                      2                     $1,008,851                             0.18
$975,000.01 to $1,000,000                                    3                       $335,921                             0.06
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------





Lien Priority

                                                                                                                 Percentage of
                                                     Number of               Aggregate Unpaid         Reference Date Aggregate
Lien Priority                                   Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
1st Liens                                                  292                    $22,352,959                             3.90 %
2nd Liens                                               24,473                   $551,427,955                            96.10
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------



Origination Year

                                                                                                                 Percentage of
                                                     Number of               Aggregate Unpaid         Reference Date Aggregate
Year of Origination                             Mortgage Loans              Principal Balance                Principal Balance
------------------------------------------------------------------------------------------------------------------------------
2001                                                    20,913                   $482,060,481                            84.01 %
2002                                                     3,852                    $91,720,433                            15.99
------------------------------------------------------------------------------------------------------------------------------

Total                                                   24,765                   $573,780,914                           100.00 %
--------------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2

                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-B

Distribution Date:   June 15, 2004


-----------------------------------------------------------------------------------------------------------------------------

                             Original                    Beginning

                               Note                         Note                 Principal                Interest

         Class           Principal Balance           Principal Balance         Distribution             Distribution
-----------------------------------------------------------------------------------------------------------------------------
          Note              1,717,300,000.00             $587,533,517.54          $26,402,262.88          $638,942.70


-----------------------------------------------------------------------------------------------------------------------------
         TOTAL             $1,717,300,000.00             $587,533,517.54          $26,402,262.88          $638,942.70
-----------------------------------------------------------------------------------------------------------------------------


[TABLE CONTINUED]


----------------------------------------------------------------------------------------------------

                                                                                   Ending

                                 Note               Investor Loss                   Note

         Class           Distribution Amount           Amount                 Principal Balance
----------------------------------------------------------------------------------------------------
          Note                 $27,041,205.58                   $0.00             $561,131,254.66


----------------------------------------------------------------------------------------------------
         TOTAL                 $27,041,205.58                   $0.00             $561,131,254.66
----------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                                                      AMOUNTS PER $1,000 UNIT
-----------------------------------------------------------------------------------------------------------------------------------

                                    Beginning                                                                          Ending

                                      Note             Principal         Interest                 Note                  Note

    Class           CUSIP       Principal Balance    Distribution      Distribution       Distribution Amount     Principal Balance
-----------------------------------------------------------------------------------------------------------------------------------
    Note          126671PC4        342.12631313       15.37428689        0.37206237           15.74634926           326.75202624


-----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------
                           Rates
----------------------------------------------------------


       Class                                   Note
----------------------------------------------------------
       Note                                      1.350000%
----------------------------------------------------------


Investor Certificate Rates based on a LIBOR of:                 1.10000%





PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

                                       Steven E Charles
                                       JPMorgan Chase Bank
                                       227 W Monroe St
                                       Chicago, IL 60606

                                 Countrywide Home Loans Inc.

                    Revolving Home Equity Loan Asset Backed Certificates

                                        Series 2002-B

Distribution Date:      June 15, 2004

                         Information pursuant to Section 4.04 of the

                      Sale and Servicing Agreement dated March 4, 2002



(i)         Investor Floating Allocation Percentage                                 97.89280%


(ii)        Investor Distribution Amount                                        27,041,205.58

(iii)       Note Interest                                                          638,942.70

            Note Interest not payable,

                  due to insufficient Investor Interest Collections                      0.00

(iv)        Unpaid Investor Interest Shortfall                                           0.00

            Per $1000 of Original Investor Principal Balance                        0.0000000


(v)         Remaining Unpaid Investor Interest Shortfall                                 0.00

            Per $1000 of Original Investor Principal Balance                        0.0000000


(vi),(vii)  Principal Distributed

            Investor Loss Amount paid as principal                                 219,234.80

            Investor Loss Reduction Amounts paid as principal                            0.00

            Accelerated Principal Distribution Amount                                7,401.42

            Scheduled Principal Collections Payment Amount                      26,175,626.66

            Guaranteed Principal Distribution Amount                                     0.00
                                                                             -----------------

            Total Principal Distributed                                         26,402,262.88


(viii)      Unreimbursed Investor Loss Reduction Amounts                                 0.00

            Per $1000 of Original Investor Principal Balance                        0.0000000


(ix)        Basis Risk Carryforward Distributed                                          0.00


(x)         Basis Risk Carryforward Remaining                                            0.00


(xi)        Servicing Fee                                                          250,075.21

            Accrued and Unpaid Servicing Fees from Prior Periods                         0.00


(xii)       Note Principal Balance (before distributions)                      587,533,517.54

            Note Principal Balance (after distributions)                       561,131,254.66

            Investor Certificate Principal Balance (after distributions)       561,131,254.66

            Loan Factor                                                             0.3325714


(xiii)      Asset Balance of Mortgage Loans                                    573,780,913.90


(xiv)       Credit Enhancement Draw Amount                                               0.00


                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-B

Distribution Date:      June 15, 2004


(xv)        Delinquency Information


                              ------------------------------------------------------------------------
                                       Count             Balance                     % of Group Bal
                              ------------------------------------------------------------------------
               30-59 days                     118         3,469,332.28                      0.604644%
               60-89 days                      50         1,744,823.33                      0.304092%
            90 or more days                    86         2,463,125.82                      0.429280%
                              ------------------------------------------------------------------------
                Total                         254         7,677,281.43                      1.338016%
                              ------------------------------------------------------------------------


        *Note: The above statistics do not include loans in foreclosure proceedings or REO properties.


                              ------------------------------------------------------------------------
                                       Count             Balance                     % of Group Bal
                              ------------------------------------------------------------------------
              Bankruptcy                      172         4,567,957.18                      0.796115%
                              ------------------------------------------------------------------------


          *Note: Bankruptcy Loans are also included in Delinquencies

(xvi) Foreclosure and REO Information


                              ------------------------------------------------------------------------
                                       Count             Balance                     % of Group Bal
                              ------------------------------------------------------------------------
             Foreclosure                       23           699,996.61                      0.121997%

                 REO                           19         1,187,499.83                      0.206960%
                              ------------------------------------------------------------------------
                Total                          42         1,887,496.44                      0.328958%
                              ------------------------------------------------------------------------




(xvii)      Optional Servicer Advances (Current Collection Period)                              0.00

            Optional Servicer Advances (Outstanding)                                            0.00


(xviii)     Note Rate                                                                       1.350000%


(xix)       Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.06

            Count                                                                                  0

            Principal Balance                                                                   0.00



(xx)        Subordinated Transferor Collections                                         7,088,477.98


(xxi)       Overcollateralization Step-Down Amount                                              0.00


(xxii)      Available Transferor Subordinated Amount                                   12,646,976.97

            Required Transferor Subordinated Amount                                    12,654,378.39

            Interest Collections (non-Investor)                                            53,871.46

            Transferor Principal Collections                                            7,034,606.52



(xxiii)     Mortgage Loans for which the Mortgage Loan File was not

            delivered to the Indenture Trustee within 30 days of the                        Number              0

            Closing Date                                                                    Balance          0.00


                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-B

Distribution Date:      June 15, 2004




                                          Other information

Transferor Principal Balance (Beginning)                                               12,646,976.97

Transferor Principal Balance (Ending)                                                  12,649,659.24

Investor Fixed Allocation Percentage                                                          99.25%

Periods until Step-Down Remittance Date                                                            4


Mortgage Loans Payment Summary

Interest Received                                                                       2,806,623.03

Net Liquidation Proceeds (Allocable to Interest)                                                0.00

Insurance Proceeds (Allocable to Interest)                                                      0.00

Servicer Optional Advance (Allocable to Interest)                                               0.00

Purchase Price per Sect. 2.02 (a) (Allocable to Interest)                                       0.00

Purchase Price (90+ Day Delinq) (Allocable to Interest)                                         0.00

Residual Advance                                                                                0.00
                                                                                    -----------------

Total Interest                                                                          2,806,623.03

Investor Interest Collections                                                           2,502,676.36


Begining Balance                                                                      600,180,494.51

Principal Collections                                                                  33,210,233.18

Net Liquidation Proceeds (Alloc. to Principal)                                                  0.00

Insurance Proceeds (Alloc. to Principal)                                                        0.00

Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)                                         0.00

Purchase Price (90+ Day Delinq) (Alloc. to Principal)                                           0.00

Loans Removed from the Trust by the Servicer per Sect. 2.06                                     0.00

Transfer Deposit Amount per Sect. 2.02 (a)                                                      0.00
                                                                                    -----------------

Total Principal                                                                        33,210,233.18



Additional Balances                                                                     7,034,606.52

Ending Principal Balance                                                              573,780,913.90

Total Collections                                                                      35,766,781.00

Alternative Principal Payment                                                          26,175,626.66


Loans Average Daily Balance                                                           600,291,429.04



Weighted Average Loan Rate                                                                   5.6891%

Weighted Average Net Loan Rate                                                               4.5091%

Maximum Rate                                                                                 4.4473%



Excess Interest                                                                         1,552,927.75


                          Countrywide Home Loans Inc.

             Revolving Home Equity Loan Asset Backed Certificates

                                 Series 2002-B

Distribution Date:      June 15, 2004


Loan Modification Summary                                       Current                 Cumulative             % of Initial
                                                                -------                 ----------             ------------
Loans with Senior Lien Balance Modification (CLTV<80%)               239,201.90            17,779,760.46                    1.05%

Loans with Senior Lien Balance Modification (CLTV>80%)               488,334.51            40,249,912.88                    2.39%

Loans with Credit Limit Modification                               1,261,034.00            46,273,129.78                    2.74%

Loans with Gross Margin Modification                                 476,622.60            26,354,003.89                    1.56%


Credit Enhancer Information

Amount due to Credit Enhancer from Prepayment Shortfall                    0.00

FGIC Surety Bond in force?                                             YES

Credit Enhancement Draw Amount                                             0.00

Guaranteed Principal Payment Amount                                        0.00

Guaranteed Distribution                                              638,942.70

Credit Enhancement Premium                                            84,169.69


Beginning O/C Amount                                                       0.00

Ending O/C Amount                                                          0.00

Ending O/C Amount (% of Original Pool Balance)                          0.0000%


Liquidation Loss Amount (Current Period)                             223,953.95

Liquidation Loss Amount (Cumulative)                               4,243,693.90


Cumulative Loss Step-Up Percentage                                        0.00%

Rolling Six Month Delinquency Test Violated?                           NO

Monthly Delinquency Rate                                                1.0156%

Rolling Six Month Delinquency Rate                                      0.9901%

Spread Rate                                                             3.1591%

Excess Spread Rate                                                      3.1218%

Rolling three month Excess Spread Percentage                            3.1133%

Required Subordinated Percentage                                          0.75%

Balance used for Required Subordinated Amount                Initial Balance

Initial Subordinated Amount                                     (30,049,548.16)

Can Required Transferor Subordinated Amount be Reduced?                NO

Has a Rapid Amortization Event occurred?                               NO

Cause of Rapid Amortization Event.                                     NA

Has an Event of Servicing Termination occurred?                        NO

Cause of Event of Servicing Termination.                               NA


-----------------------------------------------------------------------------------------------------------------------------------
                                                       RECONCILIATION REPORT

                                                                                                ISSUE DATE    :         04-Mar-02

DEAL NAME:              COUNTRYWIDE HOME LOANS, INC.                                            DISTRIBUTION DATE:      15-Jun-04

                        Revolving Home Equity Loan Asset Backed Certificates, Series 2002-B     DETERMINATION DATE      12-Jun-04

                                                                                                RUN DATE:               10-Jun-04

                                                                                                                      10:13:06 AM
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
I. CASH RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------------

A. Cash Available for Distribution                                                      Total
                                                                                        -----

Net Collections Interest Collections - per Servicer Report                             $2,556,547.82

Principal Collections - per Servicer Report                                           $33,210,233.18

Residual Advance                                                                               $0.00

Cash Released from Additional Loan Account                                                     $0.00

Insured Payment                                                                                $0.00
                                                                                    -----------------

Total Deposit to Collection Account                                                   $35,766,781.00


-----------------------------------------------------------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------------

A. Amounts Distributed:


Section 5.01


Premium to Credit Enhancer                                                                $84,169.69

Fannie Mae Guarantee Fee                                                                       $0.00

Investor Certificate Interest and Unpaid Investor Certificate Interest                   $638,942.70

Unreimbursed Credit Enhancement Draw Amounts                                                   $0.00

Amounts owed Master Servicer per Sect. 3.08 and 7.03                                           $0.00

Basis Risk Carryforward                                                                        $0.00

Class A Investor Certificate Principal Distributed                                    $26,402,262.88

Transferor Interest Distributed                                                        $1,606,799.21

Transferor Principal Distributed                                                       $7,034,606.52

                                                                                    -----------------
Total Distributions                                                                   $35,766,781.00


Difference (Remains in Collections Account)                                                    $0.00


Balance Reconciliation

Loan Group Beginning Balance                                                         $600,180,494.51
----------------------------

Loan Group Ending Balance                                                            $573,780,913.90
                                                                                    -----------------

Change in Balance                                                                      26,399,580.61

Principal Collections                                                                 $33,210,233.18

Liquidation Loss Amount                                                                  $223,953.95

Additional Balances                                                                    $7,034,606.52
                                                                                    -----------------

Balance Check                                                                                  $0.00
